Exhibit 99.1

Argo Group Reports First Quarter 2023 Results

Argo Shareholders Approve Proposed Merger with Brookfield Reinsurance

•
Reduced Catastrophe Losses: Total catastrophe losses of $3.6 million were 59% lower than the first quarter 2022; reflects volatility reduction efforts through exiting businesses with property catastrophe exposure.

•	Disciplined Expense Focus: Expense ratio of 35.1% improved 90 basis points from the prior year first quarter, driven in part by ongoing cost reduction efforts.
•
Continued Strategic Growth in U.S. Ongoing Business: U.S. Operations earned premiums decreased 3% from the prior year first quarter, while earned premiums from U.S. ongoing business[1] grew approximately 6%, primarily attributable to business lines where the company retains more of the risk on a net basis.

Hamilton, Bermuda - May 8, 2023 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "company") today announced financial results for the three months ended March 31, 2023.

($ in millions, except per share data)	Three Months Ended March 31,		Y/Y
	2023	2022	Change

Net loss attributable to common shareholders	$(36.4)	$(3.6)	NM
Per diluted common share	$(1.04)	$(0.11)	NM

Operating (loss) earnings	$(10.8)	$43.4	NM
Per diluted common share	$(0.31)	$1.24	NM

Annualized return on average common shareholders' equity	(13.3)%	(0.9)%	-12.4 pts

Annualized operating return on average common shareholders' equity	(3.9)%	11.4%	-15.3 pts

"We are pleased with the overwhelming shareholder support received for the announced merger with Brookfield Reinsurance at Argo's special meeting of shareholders held on April 19, 2023," said Argo Executive Chairman and Chief Executive Officer, Thomas A. Bradley. "The level of shareholder support reflects investor confidence that this transaction maximizes shareholder value and represents the best path forward for Argo. As we have started working closely with Brookfield Reinsurance on integration planning, we have developed an even greater appreciation for how this partnership will enhance our strong franchise and future growth prospects. While preparations for the merger's closing move ahead, we remain focused on responding to the needs of customers and business partners. We continue to expect to complete the merger in the second half of 2023, subject to customary closing conditions, including receipt of required regulatory approvals."

 1U.S. ongoing business excludes the following businesses the company has sold, including sales of Contract Binding P&C in October 2021 and U.S. Specialty Property in December 2021, and the exits of our grocery and retail business and certain program business.

Consolidated Highlights

($ in millions)	Three Months Ended March 31,		Y/Y
	2023	2022	Change

Gross written premiums	$596.7	$720.6	-17.2%
Net written premiums	335.9	440.5	-23.7%

Earned premiums	$389.9	$480.6	-18.9%
Loss and loss adjustment expenses	284.6	283.6	0.4%
Acquisition expenses	61.7	82.6	-25.3%
General and administrative expenses	75.3	90.3	-16.6%
Underwriting (loss) income	$(31.7)	$24.1	NM

Net investment income	$29.7	$37.7	-21.2%

Loss ratio	73.0%	59.0%	14.0 pts
Acquisition expense ratio	15.8%	17.2%	-1.4 pts
General and administrative expense ratio	19.3%	18.8%	0.5 pts
Expense ratio	35.1%	36.0%	-0.9 pts
Combined ratio	108.1%	95.0%	13.1 pts
CAY ex-CAT loss ratio	59.6%	56.5%	3.1 pts

First Quarter 2023 Results - Consolidated
(All comparisons vs. first quarter 2022, unless noted otherwise)

On February 2, 2023, the company completed the previously announced sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200 to Westfield. The financial highlights in this release include results for Argo Underwriting Agency Limited and its Lloyd’s Syndicate 1200 up to the closing date.

Premiums

Gross written premiums of $596.7 million decreased $123.9 million, or 17.2%, primarily due to businesses the company has exited and sold.

•	Gross written premiums within the company’s ongoing business[1] were in line with the prior year first quarter
Earned premiums of $389.9 million decreased $90.7 million, or 18.9%.

•	Earned premiums increased approximately 6.7% within the company’s ongoing business reflecting business mix shift towards lines of business where the company retains more risk.
Underwriting

The combined ratio of 108.1% increased 13.1 percentage points, driven by a higher loss ratio.

The loss ratio of 73.0% increased 14.0 percentage points, compared to 59.0% for the prior year first quarter.

2 Ongoing business excludes the following businesses the company is exiting, plans to exit, or have sold, including Contract Binding P&C which was sold in October 2021, U.S. Specialty Property which the company exited in December 2021, Argo Seguros Brasil which was sold in February 2022, ArgoGlobal Holdings (Malta) which was sold in June 2022, Lloyd's Syndicate 1200 which was sold in February 2023, Italy, and the U.S. grocery and retail business, and certain program business.

•	The current accident year, excluding catastrophes ("CAY ex-CAT") loss ratio of 59.6% increased 3.1 percentage points
•
Total catastrophe losses were $3.6 million or 0.9 percentage points on the loss ratio. In comparison, catastrophe losses in the prior year first quarter were $8.7 million or 1.8 percentage points on the loss ratio

•
Net adverse prior year reserve development was $48.6 million, or 12.5 percentage points on the loss ratio. In comparison, net adverse prior year reserve development in the first quarter 2022 was $3.4 million, or 0.7 percentage points on the loss ratio.

The CAY ex-CAT combined ratio of 94.7% increased 2.2 percentage points from the prior year first quarter.

Expenses

The expense ratio of 35.1% improved 0.9 percentage points. This improvement was driven by lower underwriting expenses of $35.9 million.

Investment Income

Net investment income of $29.7 million decreased by $8.0 million. While investment income, excluding alternatives, increased $5.8 million due to higher reinvestment rates, the reduction in investment income was attributable to a $13.8 million decrease in alternative investment income compared to the first quarter 2022. The company continues to hold a high quality, relatively short duration portfolio with an average credit quality of AA- and an average duration of 2.6 years, when including cash.

Earnings

Net loss attributable to common shareholders was $36.4 million, or $1.04 per diluted share, for the first quarter 2023, compared to a net loss attributable to common shareholders of $3.6 million, or $0.11 per diluted share for the first quarter 2022. Annualized return on average common shareholders' equity was (13.3%), compared to (0.9%) in the prior year first quarter.

•
The net loss attributable to common shareholders in the first quarter 2023 included pre-tax net realized investment and other losses of $17.9 million, compared to $34.5 million of pre-tax net realized investment and other losses in the prior year first quarter. The pre-tax net realized investment and other losses for the first quarter 2023 were mainly attributable to the realization of unrealized investment losses associated with the sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate.

•
In addition, the net loss attributable to common shareholders in the first quarter 2023 included $11.6 million of non-operating expenses, which were mainly attributable to non-operating legal fees. In comparison, the prior year first quarter reported $7.4 million in non-operating expenses.

Operating loss for the quarter was $10.8 million or $0.31 per diluted share, compared to operating income of $43.4 million or $1.24 per diluted share. Annualized operating return on average common shareholders' equity was (3.9%), a decrease of 15.3 percentage points year-over-year.

Shareholders' Equity

Book value per common share was $31.31 as of March 31, 2023, an increase of approximately 1.0% from $31.06 at year-end 2022. The higher book value per common share is largely attributable to an improvement in accumulated other comprehensive income ("AOCI") in the quarter, partially offset by a decrease in retained earnings.

U.S. Operations Highlights

($ in millions)	Three Months Ended March 31,		Y/Y
	2023	2022	Change

Gross written premiums	$437.2	$475.2	-8.0%
Net written premiums	286.5	312.9	-8.4%

Earned premiums	$325.6	$336.4	-3.2%
Loss and loss adjustment expenses	239.9	206.2	16.3%
Acquisition expenses	54.3	57.5	-5.6%
General and administrative expenses	52.4	50.2	4.4%
Underwriting (loss) income	$(21.0)	$22.5	NM

Loss ratio	73.7%	61.3%	12.4 pts
Acquisition expense ratio	16.7%	17.1%	-0.4 pts
General and administrative expense ratio	16.0%	14.9%	1.1 pts
Expense ratio	32.7%	32.0%	0.7 pts
Combined ratio	106.4%	93.3%	13.1 pts
CAY ex-CAT loss ratio	60.5%	58.6%	1.9 pts

First Quarter 2023 Results - U.S. Operations
(All comparisons vs. first quarter 2022, unless noted otherwise)

Premiums

U.S. Operations gross written premiums of $437.2 million decreased $38.0 million, or 8.0%, primarily due to businesses the company has exited.

•	While the company experienced low-double digit rate decreases in its commercial D&O business, the remaining portfolio achieved rate increases in the mid-single digits
•	Gross written premiums within the U.S. ongoing business decreased 3.2% from the prior year first quarter
Earned premiums of $325.6 million decreased $10.8 million, or 3.2%.

•	Earned premiums increased approximately 6.3% within the company’s U.S. ongoing business, reflecting business mix shift towards lines of business where the company retains more risk.
Underwriting

The loss ratio of 73.7% increased 12.4 percentage points, compared to the prior year first quarter.

The CAY ex-CAT loss ratio of 60.5% increased 1.9 percentage points from the first quarter 2022. The increase was primarily driven by professional lines.

•	Catastrophe losses were $3.1 million, or 1.0 percentage point on the loss ratio, compared to $4.0 million or 1.2 percentage points on the loss ratio in the prior year first quarter.
•
Net adverse prior year reserve development was $39.7 million or 12.2 percentage points on the loss ratio. In comparison, net adverse development in the prior year first quarter was $5.0 million, or 1.5 percentage points on the loss ratio. The adverse development in the first quarter 2023 was primarily attributable to losses from businesses the company has exited, and by a reassessment of potential claims in professional lines, mostly from accident years 2019 and prior.

Expenses

The expense ratio was 32.7%, an increase of 0.7 percentage points. Underwriting expenses decreased approximately $1.0 million from the prior year first quarter, but the reduction in net earned premiums resulted in an increase in the expense ratio year over year.

International Operations Highlights

($ in millions)	Three Months Ended March 31,		Y/Y
	2023	2022	Change

Gross written premiums	$159.5	$245.4	-35.0%
Net written premiums	49.4	127.6	-61.3%

Earned premiums	$64.3	$144.2	-55.4%
Loss and loss adjustment expenses	43.6	76.0	-42.6%
Acquisition expenses	7.3	25.1	-70.9%
General and administrative expenses	14.1	29.8	-52.7%
Underwriting (loss) income	$(0.7)	$13.3	NM

Loss ratio	67.8%	52.7%	15.1 pts
Acquisition expense ratio	11.4%	17.4%	-6.0 pts
General and administrative expense ratio	21.9%	20.7%	1.2 pts
Expense Ratio	33.3%	38.1%	-4.8 pts
Combined ratio	101.1%	90.8%	10.3 pts
CAY ex-CAT loss ratio	54.9%	51.5%	3.4 pts

First Quarter 2023 Results - International Operations
(All comparisons vs. first quarter 2022, unless noted otherwise)

Premiums

Gross written premiums of $159.5 decreased $85.9 million, or 35.0% and earned premiums of $64.3 million decreased $79.9 million, or 55.4%. The reduction of premiums was primarily due to businesses the company has sold.

Underwriting

The loss ratio of 67.8% increased 15.1 percentage points, compared to 52.7% in the prior year first quarter.

•	The CAY ex-CAT loss ratio was 54.9%, an increase of 3.4 percentage points. The first quarter 2023 includes a different mix of business from 2022 due to the dispositions of various businesses.
•	Catastrophe losses were $0.5 million, or 0.8 percentage points on the loss ratio, compared to $4.7 million, or 3.3 percentage points on the loss ratio in the prior year first quarter.
•
Net adverse prior year reserve development was $7.8 million, which increased the loss ratio by 12.1 percentage points. In comparison, the prior year first quarter had $3.0 million of net favorable development, which decreased the loss ratio 2.1 percentage points. The adverse development in the first quarter 2023 was primarily attributable to claim movements in professional lines within the company's Bermuda operation.

Expenses

The expense ratio of 33.3% improved 4.8 percentage points, driven by a $33.5 million reduction in expenses, partially offset by lower earned premiums. These results were primarily due to the sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release and related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “growth,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," "looking forward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to not occur or differ materially, including, but not limited to, recent changes in interest rates and inflation, the outcome of our exploration of strategic alternatives and our ability to realize the anticipated benefits of any actions taken in connection therewith, including that the company and Brookfield Reinsurance may be unable to complete their proposed transaction, the adequacy of our projected loss reserves, employee retention and changes in key personnel, the ability of our insurance subsidiaries to meet risk-based capital and solvency requirements, the outcome of legal and regulatory proceedings, investigations, inquiries, claims and litigation, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission (the "SEC"). For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in other filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that its objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“CAY ex-CAT combined ratio” and the “CAY ex-CAT loss ratio" are internal measures used by the management of the company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges and the impact of changes to prior year loss reserves. Although this measure does not replace the GAAP combined ratio, it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income (loss)" is an internal performance measure used in the management of the company's operations and represents operating results after-tax (at an assumed effective tax rate of 19%) and preferred share dividends excluding, as applicable, net realized investment and other gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The company excludes net realized investment and other gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Annualized operating return on average common shareholders' equity" is calculated using operating income (loss) (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders ("ROACE")) and average common shareholders' equity. In calculating ROACE, the net income attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. In addition to presenting ROACE determined in accordance with U.S. GAAP, the company believes that showing annualized operating return on average common shareholders' equity enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Operating income (loss) per common share (diluted)" is calculated using operating income (as defined above) and the weighted average common shares (diluted) for the current period. In addition to presenting net income (loss) per common share (diluted) in accordance with U.S. GAAP, the company believes that showing the operating income (loss) per common share (diluted) enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

“Underwriting income (loss)” is an internal performance measure used in the management of the company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Underwriting income is a financial measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

"Book value per common share excluding AOCI" is total common shareholders’ equity excluding AOCI, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the company’s management, book value per common share excluding AOCI is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

"Tangible book value per common share" is book value per share excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding. In the opinion of the company’s management, tangible book value per common share is useful in an analysis of a property casualty company’s book value on a nominal basis as it removes certain effects of purchase accounting (i.e., goodwill and other intangible assets).

"Tangible book value per common share excluding AOCI" is book value per share excluding the after-tax value of goodwill and other intangible assets and AOCI, net of tax. In the opinion of the company's management, tangible book value per common share excluding AOCI is useful in an analysis of a property casualty company's book value per share as it removes certain aspects of purchase accounting (i.e., goodwill and other intangible assets) and the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax).

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the following tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Total investments	$3,885.9	$3,651.9
Cash	36.4	50.2
Accrued investment income	18.8	18.6
Receivables	3,288.0	3,321.1
Goodwill and intangible assets	118.6	118.6
Deferred acquisition costs, net	103.9	107.0
Ceded unearned premiums	367.8	375.5
Other assets	384.7	325.3
Assets held-for-sale	—	2,066.2
Total assets	$8,204.1	$10,034.4

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,184.1	$5,051.6
Unearned premiums	994.3	1,039.9
Ceded reinsurance payable, net	174.7	158.7
Senior unsecured fixed rate notes	140.5	140.5
Junior subordinated debentures	258.7	258.6
Other liabilities	207.3	237.7
Liabilities held-for-sale	—	1,914.5
Total liabilities	6,959.6	8,801.5

Preferred shares	144.0	144.0
Common shares	46.5	46.4
Additional paid-in capital	1,396.6	1,395.4
Treasury shares	(455.1)	(455.1)
Retained earnings	370.9	407.3
Accumulated other comprehensive income, net of taxes	(258.4)	(305.1)
Total shareholders' equity	1,244.5	1,232.9
Total liabilities and shareholders' equity	$8,204.1	$10,034.4

Book value per common share	$31.31	$31.06
Tangible book value per common share	$27.93	$27.67
Book value per common share excluding AOCI, net of tax	$38.66	$39.76
Tangible book value per common share excluding AOCI, net of tax	$35.29	$36.38

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	March 31,
	2023	2022
Gross written premiums	$596.7	$720.6
Net written premiums	335.9	440.5

Earned premiums	389.9	480.6
Net investment income	29.7	37.7
Net investment and other gains (losses):
Net realized investment and other gains (losses)	(21.1)	(40.2)
Change in fair value recognized	3.3	6.7
Change in allowance for credit losses on fixed maturity securities	(0.1)	(1.0)
Net realized investment and other gains (losses)	(17.9)	(34.5)
Total revenue	401.7	483.8

Losses and loss adjustment expenses	284.6	283.6
Acquisition expenses	61.7	82.6
General and administrative expenses	75.3	90.3
Non-operating expenses	11.6	7.4
Interest expense	8.5	5.8
Fee and other (income) expense, net	(0.4)	(0.8)
Foreign currency exchange (gains) losses	2.7	2.9
Total expenses	444.0	471.8

Income (loss) before income taxes	(42.3)	12.0
Income tax provision (benefit)	(8.5)	13.0
Net income (loss)	$(33.8)	$(1.0)
Dividends on preferred shares	2.6	2.6
Net income (loss) attributable to common shareholders	$(36.4)	$(3.6)

Net income (loss) per common share (basic)	$(1.04)	$(0.11)
Net income (loss) per common share (diluted)	$(1.04)	$(0.11)

Weighted average common shares:
Basic	35.1	34.9
Diluted	35.1	34.9

Loss ratio	73.0%	59.0%
Acquisition expense ratio	15.8%	17.2%
General and administrative expense ratio	19.3%	18.8%
Expense ratio	35.1%	36.0%
GAAP combined ratio	108.1%	95.0%
CAY ex-CAT combined ratio	94.7%	92.5%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three months ended
	March 31,
	2023	2022
U.S. Operations
Gross written premiums	$437.2	$475.2
Net written premiums	286.5	312.9
Earned premiums	325.6	336.4

Underwriting (loss) income	(21.0)	22.5
Net investment income	24.4	25.6
Interest expense	(7.0)	(3.9)
Fee (expense), net	0.3	—
Operating (loss) income before taxes	$(3.3)	$44.2

Loss ratio	73.7%	61.3%
Acquisition expense ratio	16.7%	17.1%
General and administrative expense ratio	16.0%	14.9%
Expense Ratio	32.7%	32.0%
GAAP combined ratio	106.4%	93.3%
CAY ex-CAT combined ratio	93.2%	90.6%

International Operations
Gross written premiums	$159.5	$245.4
Net written premiums	49.4	127.6
Earned premiums	64.3	144.2

Underwriting income (loss)	(0.7)	13.3
Net investment income	4.6	11.4
Interest expense	(1.3)	(1.7)
Fee income, net	0.1	0.8
Operating income before taxes	$2.7	$23.8

Loss ratio	67.8%	52.7%
Acquisition expense ratio	11.4%	17.4%
General and administrative expense ratio	21.9%	20.7%
Expense Ratio	33.3%	38.1%
GAAP combined ratio	101.1%	90.8%
CAY ex-CAT combined ratio	88.2%	89.6%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)
	Three Months Ended
	March 31,
	2023	2022
U.S. Operations
Loss ratio	73.7%	61.3%
Prior accident year loss reserve development	(12.2)%	(1.5)%
Catastrophe losses	(1.0)%	(1.2)%
CAY ex-CAT loss ratio	60.5%	58.6%

International Operations
Loss ratio	67.8%	52.7%
Prior accident year loss reserve development	(12.1)%	2.1%
Catastrophe losses	(0.8)%	(3.3)%
CAY ex-CAT loss ratio	54.9%	51.5%

Consolidated
Loss ratio	73.0%	59.0%
Prior accident year loss reserve development	(12.5)%	(0.7)%
Catastrophe losses	(0.9)%	(1.8)%
CAY ex-CAT loss ratio	59.6%	56.5%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)
	Three Months Ended
	March 31,
	2023	2022
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$39.7	$5.0
International Operations	7.8	(3.0)
Run-off Lines	1.1	1.4
Total net prior-year reserve development	$48.6	$3.4

	Three Months Ended
	March 31,
	2023	2022
Catastrophe Losses
Catastrophe losses
U.S. Operations	$3.1	$4.0
International Operations	0.5	4.7
Total catastrophe losses	3.6	8.7

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended
	March 31,
	2023	2022
Net income (loss)	$(33.8)	$(1.0)
Add (deduct):
Income tax provision (benefit)	(8.5)	13.0
Net investment income	(29.7)	(37.7)
Net realized investment and other (gains) losses	17.9	34.5
Interest expense	8.5	5.8
Fee and other (income) expense, net	(0.4)	(0.8)
Foreign currency exchange (gains) losses	2.7	2.9
Non-operating expenses	11.6	7.4
Underwriting (loss) income	$(31.7)	$24.1

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	March 31,
	2023	2022
Net income (loss), as reported	$(33.8)	$(1.0)
Income tax provision (benefit)	(8.5)	13.0
Net income (loss), before taxes	(42.3)	12.0
Add (deduct):
Net realized investment and other (gains) losses	17.9	34.5
Foreign currency exchange (gains) losses	2.7	2.9
Non-operating expenses	11.6	7.4
Operating (loss) income before taxes and preferred share dividends	(10.1)	56.8
Income tax (benefit) provision, at assumed rate (1)	(1.9)	10.8
Preferred share dividends	2.6	2.6
Operating (loss) income	$(10.8)	$43.4

Operating (loss) income per common share (diluted)	$(0.31)	$1.24

Weighted average common shares, diluted	35.1	34.9

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used which represents our expected weighted average statutory tax rate.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME (LOSS) BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)
	Three Months Ended
	March 31,
	2023	2022
Operating income (loss) before income taxes:
U.S. Operations	$(3.3)	$44.2
International Operations	2.7	23.8
Run-off Lines	(0.7)	(1.0)
Corporate and Other	(8.8)	(10.2)
Total operating (loss) income before income taxes	(10.1)	56.8
Net realized investment and other gains (losses)	(17.9)	(34.5)
Foreign currency exchange (losses) gains	(2.7)	(2.9)
Non-operating expenses	(11.6)	(7.4)
Income (loss) before income taxes	(42.3)	12.0
Income tax provision (benefit)	(8.5)	13.0
Net income (loss)	$(33.8)	$(1.0)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)

U.S. Operations	Three months ended March 31, 2023			Three months ended March 31, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$56.0	$29.0	$36.9	$44.4	$26.8	$40.5
Liability	248.1	159.8	175.3	270.6	170.0	170.4
Professional	75.2	55.1	68.3	101.3	69.4	84.5
Specialty	57.9	42.6	45.1	58.9	46.7	41.0
Total	$437.2	$286.5	$325.6	$475.2	$312.9	$336.4

International Operations	Three months ended March 31, 2023			Three months ended March 31, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$26.3	$(12.1)	$5.8	$52.1	$10.0	$29.4
Liability	28.7	11.0	16.2	49.4	28.2	35.6
Professional	34.5	11.0	18.8	48.1	28.0	31.8
Specialty	70.0	39.5	23.5	95.8	61.4	47.4
Total	$159.5	$49.4	$64.3	$245.4	$127.6	$144.2

Consolidated	Three months ended March 31, 2023			Three months ended March 31, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$82.3	$16.9	$42.7	$96.5	$36.8	$69.9
Liability	276.8	170.8	191.5	320.0	198.2	206.0
Professional	109.7	66.1	87.1	149.4	97.4	116.3
Specialty	127.9	82.1	68.6	154.7	108.1	88.4
Total	$596.7	$335.9	$389.9	$720.6	$440.5	$480.6

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended
	March 31,
	2023	2022
Net Investment Income
Net investment income, excluding alternative investments	$29.9	$24.1
Alternative investments	(0.2)	13.6
Total net investment income	$29.7	$37.7

	Three Months Ended
	March 31,
	2023	2022
Net Realized Investment and Other Gains (Losses)
Net realized investment (losses) gains	$(0.8)	$(11.7)
Change in fair value recognized	3.3	6.7
Change in allowance for credit losses on fixed maturity securities	(0.1)	(1.0)
Loss on the sale of business divestitures including the realization of unrealized investment losses and foreign exchange translation losses, respectively	(20.3)	(28.5)
Total net realized investments and other gains (losses)	$(17.9)	$(34.5)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)
	March 31,	December 31,
	2023	2022
U.S. Governments and government agencies	$387.9	$380.7
States and political subdivisions	100.9	99.8
Foreign governments	28.2	28.4
Corporate – Financial	620.3	636.4
Corporate – Industrial	521.9	520.1
Corporate – Utilities	77.3	77.6
Asset-backed securities	137.1	139.2
Collateralized loan obligations	237.8	237.9
Mortgage-backed securities – Agency	257.5	259.1
Mortgage-backed securities – Commercial	284.8	285.4
Mortgage-backed securities – Residential	10.7	10.9
Total fixed maturities	2,664.4	2,675.5
Commercial Mortgage Loans	159.7	159.7
Common stocks	44.2	43.9
Total equity securities available for sale	44.2	43.9
Private equity	263.7	264.6
Hedge fund	54.7	54.0
Other	4.6	4.6
Total other investments	323.0	323.2
Short term investments and cash equivalents	694.6	449.6
Cash	36.4	50.2
Total cash and invested assets	$3,922.3	$3,702.1

	March 31,	December 31,
	2023	2022
U.S. Governments and government agencies	$387.9	$639.8
AAA	617.8	364.6
AA	243.2	241.8
A	583.0	592.5
BBB	563.6	565.6
BB	64.1	64.1
B	56.7	60.6
Lower than B	14.2	14.9
Not rated	133.9	131.6
Total fixed maturities	$2,664.4	$2,675.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF COMMON SHAREHOLDERS' EQUITY TO TANGIBLE SHAREHOLDERS' EQUITY
CONSOLIDATED
(in millions)
(unaudited)

	March 31,	December 31,
	2023	2022
Common shareholders' equity	$1,100.5	$1,088.9
Less: Accumulated other comprehensive income (AOCI), net of taxes	(258.4)	(305.1)
Common shareholders' equity excluding AOCI, net of tax	$1,358.9	$1,394.0

Common shareholders' equity	$1,100.5	$1,088.9
Less: Goodwill and intangible assets	118.6	118.6
Tangible common shareholders' equity	981.9	970.3
Less: AOCI, net of tax	(258.4)	(305.1)
Tangible common shareholders' equity excluding AOCI, net of tax	$1,240.3	$1,275.4

Common shares outstanding - end of period	35.151	35.061

Book value per common share	$31.31	$31.06
Tangible book value per common share	$27.93	$27.67
Book value per common share excluding AOCI, net of tax	$38.66	$39.76
Tangible book value per common share excluding AOCI, net of tax	$35.29	$36.38

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)
	Three Months Ended
	March 31,
	2023	2022
Net income (loss) attributable to common shareholders	$(36.4)	$(3.6)
Operating income (loss) (1)	(10.8)	43.4

Common Shareholders' Equity - Beginning of period	$1,088.9	$1,591.2
Common Shareholders' Equity - End of period	1,100.5	1,466.8
Average Common Shareholders' Equity	$1,094.7	$1,529.0

Common shares outstanding - End of period	35.15	34.95

Book value per common share	$31.31	$41.97

Book value per common share, prior period	$31.06
Change in book value per common share during 2023	0.8%

Annualized return on average common shareholders' equity	(13.3)%	(0.9)%

Annualized operating return on average common shareholders' equity	(3.9)%	11.4%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used which represents our expected weighted average statutory tax rate.

  Contact:

Andrew Hersom	David Snowden
Head of Investor Relations	Senior Vice President, Communications
860.970.5845	210.321.2104
andrew.hersom@argogroupus.com	david.snowden@argogroupus.com